                                  EXHIBIT 99.5

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (herein "Agreement") dated January __, 1999 between BPI PACKAGING TECHNOLOGIES, INC. (hereafter, the "Debtor"), a Delaware corporation, having its chief executive office located at 455 Somerset Avenue, North Dighton, Massachussets 02764, and FRANKLIN CAPITAL CORPORATION (hereafter, the "Secured Party"), an Illinois corporation, 55 West Monroe Street, Suite 3590, Chicago, Illinois 60603.

1. Grant of Security Interest. To secure the prompt and complete payment, observance and performance of all the Liabilities (as hereinafter defined), Debtor hereby gives, grants and pledges to the Secured Party a continuing security interest in and to all of the Debtor's right, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter acquired or arising and wheresoever located (collectively, the "Collateral"):

      Accounts: All present and future accounts, accounts receivable, and other rights of the Debtor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (singularly, an "Account", collectively, the "Accounts");

      Inventory: All inventory and goods now owned or hereafter acquired by the Debtor (wherever located, whether in the possession of the Debtor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned, repossessed or reconsigned goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in the Debtor's business (collectively, "Inventory");

      Equipment: All machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, trailers, vessels, aircraft and all other goods and equipment of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by the Debtor and wherever located (collectively, "Equipment");

      General Intangibles: All rights, interests, choses in action, causes of action, claims and other intangible property of the Debtor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by the Debtor and however and whenever arising, including, without limitation, all corporate and other business records; all loans and other obligations receivable and all rights, remedies and security with respect thereto, all inventions, designs, all trade processes and trade secrets, computer programs, software, printouts and other computer materials, goodwill, corporate name, trade names, registration, copyrights, royalties, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and all other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Debtor in connection with any reacquisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to the Debtor from Secured Party; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents, trademarks, patent applications and trademark applications, and all other intellectual property not described herein, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which the Debtor is the beneficiary; and all letters of credits, guaranties, liens, security interests and other security held by or granted to the Debtor; all return insurance premiums, and all other intangible property, whether or not similar to the foregoing;

      Chattel Paper, Instruments and Documents: All chattel paper, all leases, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor and all of the Debtor's right, title and interest and all of the Debtor's rights, remedies, collateral security, liens in, and in respect of any of the foregoing, and all bills of lading, warehouse receipts and other documents of title and all other documents, in each instance whether now owned or hereafter acquired by the Debtor;

      Investment Property: All investment property now owned or hereafter acquired by Debtor, including, without limitation, stocks, bonds, interests in limited liability companies, partnership securities, mutual fund shares, securities entitlements, including, without limitation, all of Debtor's rights to any securities account, any fee credit balance or other money owing to Debtor by any securities intermediary with respect to such account, all securities accounts now or hereafter held by Debtor, all commodity accounts and all commodity contracts now or hereafter held by Debtor, and all other investment property now owned or hereafter acquired by Debtor;

      Other Property: All property and interest in property now owned or hereafter acquired by the Debtor which now may be owned or hereafter may come into the possession, custody or control of the Secured Party in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise; including, without limitation, the "reserve" held by Secured Party from time to time pursuant to that certain Factoring Agreement of even date herewith between Debtor and Secured Party); and all rights and interests of the Debtor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, and letters of credit; (ii) money; (iii) proceeds of loans, including, without limitation, the loans secured by this Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement;

together, in each instance, with all accessions and additions thereto, substitutions therefor, and all renewals, replacements, proceeds and products thereof.

The security interest granted hereby shall secure all of the following (which shall collectively be referred to herein as the "Liabilities"): (1) the prompt and complete payment, performance and observance of all existing debts and obligations of Debtor to Secured Party, including, without limitation, Debtor's revolving note of even date herewith in the principal sum of One Million and no/100 ($1,000,000.00) Dollars payable to the order of Secured Party on demand, together with interest payable monthly as described therein, evidencing a secured revolving line of credit loan (the "Revolving Loan") being extended by Secured Party to Debtor (such note, and all future modifications, amendments, and refinancings thereof shall hereinafter be called the "Revolving Note"), together with all loans, advances and overadvances now or hereafter made under the Revolving Note, and all future modifications, amendments, and refinancings thereof or thereto; and (2) the prompt and complete payment, performance and observance of any and all other loans, advances, overdrafts, liabilities and obligations now or hereafter owed by Debtor to Secured Party, of every kind and nature, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now due or to become due, whether direct or indirect, or absolute or contingent, and whether several, joint or joint and several; and (3) the payment of all advances made by Secured Party to pay or discharge any other lien, security interest or encumbrance upon the Collateral; and (4) the payment of all advances made by Secured Party to protect the Collateral, and/or Secured Party's security interest therein; and (5) the payment of all costs and expenses incurred by Secured Party in the enforcement of Secured Party's security interest in the Collateral and in the collection of the Liabilities and any other obligation or indebtedness secured hereby, including reasonable attorneys' fees and legal expenses.

2. Revolving Loan. Secured Party agrees to make loans to Debtor from time to time under the Revolving Loan, on Eligible Inventory (as hereinafter defined), on the following terms and conditions:

      (a) Secured Party agrees to advance to Debtor an amount equal to the lesser of (i) $1,000,000.00, and (ii) the sum of (x) fifty percent (50%) of Eligible Inventory consisting of finished goods covered by firm purchase orders or contracts, and (y) fifty percent (50%) of Eligible Inventory consisting of raw materials comprised of resins.

      (b) Secured Party shall have the sole right, at its discretion, to determine which Inventory is eligible inventory ("Eligible Inventory"). Without limiting the generality of the foregoing, the following Inventory shall not be considered Eligible Inventory: (i) inventory which is in transit; (ii) inventory which is not in good and merchantable condition; (iii) inventory which is obsolete; (iv) inventory which the Secured Party determines, in the exercise of its discretion and in accordance with the Secured Party's customary business practices and in good faith, to be unacceptable due to age, type, category and/or quality; (v) inventory which is not currently saleable in the ordinary course of Debtor's business; (vi) inventory which is not subject to and covered by the Secured Party's first priority security interest or which is subject to any other lien, claim, encumbrance or security interest (except Permitted Liens as hereinafter defined); and (vii) inventory which is consigned.

      (c) If any Inventory which the Secured Party has advanced funds against become ineligible, Debtor shall immediately pay down the Revolving Loan by the amount of the Secured Party's outstanding advances against such ineligible Inventory.

      (d) Debtor has executed and delivered to Secured Party the Revolving Note as evidence of the Revolving Loan extended to Debtor by Secured Party hereunder. The Revolving Note is given in lieu of individual demand notes with each advance of funds under the Revolving Loan. The actual amount of indebtedness at any time will be reflected on the books and records of Secured Party and on any periodic statements rendered to Debtor. The Revolving Note shall bear interest at the variable rate set forth therein in accordance with the terms thereof.

      (e) Each advance against Eligible Inventory shall be accompanied by such documents required by Secured Party, including, but not limited to, collateral report, schedule of Inventory to be advanced against, purchase orders, proof of shipment, and applicable invoices. All such documents required by Secured Party shall be on forms provided and approved by Secured Party.

      (f) Debtor shall provide to Secured Party a weekly borrowing base certificate and weekly certification of Inventory executed by James F. Koehlinger, ______________________, and _______________________, in form and substance acceptable to Secured Party.

      (g) No advance will be made under the Revolving Loan after the occurrence of an Event of Default or after demand for payment on the Revolving Note is made by Secured Party.

3. Attachment and Continuity of Security Interest. The pledge of, lien upon, and security interest granted and hereby created in the Collateral shall extend and attach to the entire Collateral which is presently in existence and which is owned by Debtor or in which Debtor has an interest, and all Collateral which Debtor may purchase or in which Debtor may acquire an interest at any time and from time to time in the future, whether such Collateral is in transit or in Secured Party's constructive, actual or exclusive occupancy or possession or not, or held by Debtor or others for Debtor's or Secured Party's account and wherever the same may be located, including, but without limiting the generality of the foregoing, all Collateral which may be located on Debtor's premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, consignees, finishers, converters or other third parties who may have possession of the Collateral.

Upon the sale, exchange, or other disposition of the Collateral, the security interest and lien created and provided for herein shall, without break in continuity and without further formality or act, continue in and attach to the instruments for the payment of money, Accounts, contract rights, documents of title, shipping documents, chattel paper and all other cash and noncash proceeds of such sale, exchange or disposition, including Collateral returned or rejected by customers or repossessed by Debtor or Secured Party. As to any such sale, exchange or disposition, Secured Party shall have all the rights of an unpaid seller, including stoppage in transit, replevin and reclamation.

4. Right of Set-Off. Secured Party shall have the right of set-off against (and Debtor hereby grants Secured Party a security interest in and to) any money, credits or property of Debtor which shall come into the possession of Secured Party. Secured Party may, at any time, for its own account, without notice to Debtor, apply towards the payment of any Liabilities, whether due or not, any money, credits or other property belonging to the Debtor which shall be in the possession or under the control of the Secured Party.

5. Consigned Inventory. In the event any of Debtor's Inventory is consigned to third persons dealing in goods of that kind, Debtor agrees to obtain and provide Secured Party with such UCC financing statements, notices and other documents signed by Debtor and the consignees deemed reasonably necessary by Secured Party to insulate such consigned collateral from the claims of the consignee's creditors.

6. Representations and Warranties. Debtor represents and warrants to Secured Party as follows (and each such representation and warranty shall be deemed automatically reaffirmed and restated by Debtor to Secured Party at the time each advance is made by Secured Party to Debtor under the Revolving Loan):

      (a) The correct corporate name of Debtor is set forth in the first paragraph of this Agreement. The Debtor currently conducts business under its correct legal name as set forth in the first paragraph of this Agreement. Except as set forth in Exhibit A attached hereto, Debtor has not changed its corporate name or used any trade or fictitious name in the last (5) five years. The locations listed on Exhibit B constitute all locations at which Debtor's Inventory and/or Equipment is located and Debtor has exclusive possession and/or control of its Equipment and Inventory. The chief place of business and chief executive office of the Debtor is located at the Debtor's address specified above in the first paragraph of this Agreement. All records concerning Debtor's Accounts, general intangibles and all originals of all chattel paper which evidence any Account or general intangibles of Debtor are located at the Debtor's address set forth in the first paragraph of this Agreement, and none of the Debtor's Accounts or general intangibles is evidenced by a promissory note or other instrument except for such notes and other instruments delivered to Secured Party; and

      (b) The Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the State of Massachussets, and has the power and authority to enter into and perform all of the obligations under this Agreement, the Revolving Note, and all other loan documents and instruments now or hereafter executed in connection with the Revolving Loan; and

      (c) The making and performance by Debtor of the Revolving Note and this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of law or of its charter or bylaws, or result in the breach of or constitute a default or require any consent under, or result in the creation of any lien, charge, or encumbrance (except the security interest of the Secured Party and those liens described in Exhibit C attached hereto, herein, the "Permitted Liens") upon any property or assets of Debtor pursuant to any indenture or other agreement or instrument to which Debtor is a party or by which Debtor or its property may be bound or affected; and

      (d) This Agreement and the Revolving Note, are, and each of the other loan documents when executed and delivered under this Agreement will be, the legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally and by general principles of equity; and

      (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority that have not already been taken or made and which are in full force and effect, is required (i) for the grant by the Debtor of the security interest in the Collateral granted hereby; (ii) the execution, delivery or performance of this Agreement by the Debtor; or (iii) for the exercise by the Secured Party of its rights or remedies hereunder; and

      (f) Except as previously disclosed in writing to the Secured Party, there are no suits or proceedings pending, or to the knowledge of Debtor threatened against or affecting Debtor which, if adversely determined, would have an adverse effect on the financial condition or business of Debtor or its ability to perform its obligations under the Revolving Note and this Security Agreement, and there are no proceedings by or before any court, governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Debtor, threatened against Debtor; and

      (g) To the best of Debtor's knowledge, the Debtor is in compliance with all statutes, ordinances, governmental rules and regulations to which it is subject and has not and shall not fail to obtain any licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would adversely affect the business, prospects, profits, properties, condition (financial or otherwise) of the Debtor, or the security interest, liens, or rights of the Secured Party in the Collateral; and

      (h) Except as previously disclosed in writing to the Secured Party, the Debtor has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign; and

      (i) The Debtor has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon due, including interest and penalties; and

      (j) The balance sheets and statements of income and retained earnings of Debtor, and all accompanying financial information heretofore furnished to the Secured Party, are complete and correct in all material respects and fairly represent the financial condition of Debtor as at the dates of said financial statements and the results of its operations for the periods ending on said dates. Debtor has no material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets or the notes thereto; and at the present time there are no material unrealized or anticipated losses from current operations. Said financial statements were prepared in accordance with generally accepted accounting principles ("GAAP"). Since the date of the latest of such statements there has been no material adverse change in the financial condition of Debtor from that set forth in said balance sheets as at that date. No information, exhibit, or report furnished by the Debtor to the Secured Party in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading; and

      (k) The Debtor is not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Debtor, or the ability of the Debtor to carry out its obligations under this Agreement and the loan documents to be executed hereunder. The Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (material to its business) to which it is a party; and

      (l) The Debtor is the sole lawful owner of the Collateral, and has the sole right and lawful authority to deliver this Agreement. The Collateral and every part thereof is, and will hereafter remain, free and clear of all security interests, liens, attachments, levies, and encumbrances of every kind, nature and description, except for the security interest of the Secured Party and the Permitted Liens, and Debtor will warrant and defend the Collateral against any claims and demands of all other persons at any time claiming the same or any interest therein. No financing statement covering the Collateral or any part thereof, is on file in any public office (other than financing statements in favor of Secured Party). The security interest granted in the Collateral is valid and enforceable under the laws of the State of Illinois; and

      (m) Upon consummation of the Revolving Loan, the Debtor will be solvent;
and

      (n) All annual contributions, if any, required to be made to any plan of Debtor are current and not delinquent. No circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate any plan of Debtor, or to appoint a Trustee to administer such plan, or to impose withdrawal liability against Debtor, and that no notice of lien, levy or assessment has been filed of record, or threatened to be filed, with respect to all or any portion of any Debtor's assets by the PBGC; and

      o) The inventory advanced against: (i) is not in transit; (ii) is in good and merchantable condition; (iii) is not obsolete; (iv) is currently saleable in the ordinary course of Debtor's business; (v) is subject to and covered by the Secured Party's first priority security interest, and is not subject to any other lien, claim, encumbrance or security interest (except the Permitted Liens); and (vi) has not been consigned.

7. Affirmative Covenants. Debtor agrees that until the Liabilities have been paid in full and the Secured Party's security interest in the Collateral terminated, Debtor will:

      (a) Keep its chief place of business and chief executive office and the office where it keeps its records concerning its Accounts and general intangibles, and the office where it keeps all originals of all chattel paper which evidence Accounts and general intangibles, at the Debtor's address specified above in the first paragraph of this Agreement, or, upon thirty (30) days prior written notice to the Secured Party, at such other location in the State of Massachusetts. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper; and

      (b) Keep Debtor's Equipment, Inventory and other tangible personal property at the places specified in Section 6(a); and

      (c) In any suit, proceeding or action brought by the Secured Party with respect to any of Debtor's Accounts or general intangibles or other property comprising part of the Collateral, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Debtor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Debtor, and all such obligations of Debtor shall be and shall remain enforceable against and only against Debtor and shall not be enforceable against the Secured Party; and

      (d) Keep and maintain at Debtor's own cost and expense satisfactory and complete records of the Collateral in a manner consistent with Debtor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Debtor shall, for the Secured Party's further security, deliver and turn over to the Secured Party or the Secured Party's designated representatives at any time following the occurrence of an Event of Default and upon three (3) days' notice from the Secured Party or the Secured Party's designated representative, any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to such Collateral in which such Debtor has an interest or any part or parts thereof); and

      (e) Debtor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any lien, security interest or encumbrance on such Collateral, other than the security interest of Secured Party and the Permitted Liens, and Debtor will defend the right, title and interest of the Secured Party in and to Debtor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever; and

      (f) Debtor will advise the Secured Party promptly, in reasonable detail, of (i) any lien, security interest, encumbrance, or claim made by or asserted against any or all of the Collateral (other than the Permitted Liens), and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of such Collateral or on the security interests and liens with respect to such Collateral created hereunder; and

      (g) Preserve and maintain, its corporate existence and good standing in the State of Delaware and its qualification to do business in the State of Massachusetts; and

      (h) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Debtor; and

      (i) Execute, or cause to be executed, upon Secured Party's request, any documents necessary to perfect Secured Party's security interest in the Collateral; and

      (j) Take all actions necessary or required by law to protect and preserve the Collateral, the rights of the Debtor and Secured Party thereunder, and the priority of the lien granted thereby, including, without limitation, the payment of all amounts required for that purpose; and

      (k) Furnish Secured Party, from time to time, with such information relevant to this Agreement and Debtor's performance hereunder as Secured Party may request; and

      (l) Immediately upon the execution of this Agreement, make appropriate entries upon its books disclosing Secured Party's security interest in the Collateral. Upon Secured Party's request, following an Event of Default, Debtor will execute and deliver all papers and instruments, and do all things required by Secured Party to facilitate collection of the Collateral; and

      (m) Maintain, keep and preserve all of its tangible assets in good condition and repair. Debtor will not commit or permit damage to or destruction of its tangible assets, or any portion thereof; and

      (n) Continue to engage in a business of the same general type as conducted by it on the date of this Agreement; and

      (o) Pay when due all taxes, assessments and liens upon the Collateral (and all other assets now or hereafter owned by it), its use or operation, upon this Agreement, the Revolving Note secured hereby or upon any of the other related loan documents; and

      (p) Procure and maintain "all risks" fire and extended casualty insurance, and comprehensive public liability insurance, together with such other insurance as the Secured Party may require with respect to the Collateral, in form, amounts, coverages, and basis acceptable to Secured Party and issued by a company or companies acceptable to Secured Party. Prior to closing and from time to time thereafter, upon the request of Secured Party, Debtor shall deliver to Secured Party duplicate originals of the aforesaid insurance policies, together with certificates of insurance naming Secured Party as an "additional insured" with respect to public liability coverage and as a "mortgagee and loss payee" with respect to all other coverages. Debtor will also provide the Secured Party with a Lender's Loss Payable Endorsement and such other endorsements as Secured Party shall require; and

      (q) Promptly notify Secured Party of any loss or damage to the Collateral exceeding $10,000.00. Secured Party may make proof of loss if Debtor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Secured Party as part of the Collateral. Provided Debtor shall not then be in default in the payment of any indebtedness to Secured Party or in the performance of any other obligation to Secured Party hereunder or under any related loan document, Secured Party shall consent to the repair or replacement of the damaged or destroyed Collateral, and Secured Party, shall, upon satisfactory proof of expenditure, pay or reimburse Debtor from the proceeds for the reasonable cost of repair or restoration. If Debtor shall be in default in the payment or performance of any such indebtedness or obligation, Secured Party, at its option, may apply the insurance proceeds toward payment of the remaining Liabilities, with the remainder, if any, being paid to Debtor, or such other person legally entitled thereto; and

      (r) Deliver or cause to be delivered to Secured Party within twenty (20) days after the end of each month, with its monthly financial statements of condition, in form satisfactory to Secured Party and, within ninety (90) days after the end of each fiscal year, with its annual audited financial statements of condition, containing the balance sheet of the Debtor as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year; and such other comments and financial details as are usually included in similar reports. Such financial statements shall (a) be in form and reporting basis satisfactory to the Secured Party, (b) be prepared in accordance with GAAP by an independent certified public accounting firm selected by Debtor and acceptable to the Secured Party, and (c) contain unqualified opinions as to the fairness of the statements therein contained. Debtor shall also provide to the Secured Party any management letters that may accompany the statements. Debtor shall also promptly provide Secured Party with such other information, financial or otherwise, concerning the Debtor as the Secured Party may reasonably request from time to time; and

      (s) Promptly after the sending or filing thereof, provide the Secured Party with copies of all proxy statements, financial statements, and reports which Debtor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements and reports which Debtor files with the Securities and Exchange Commission (including, without limit, quarterly 10-K and 10-Q reports) or any governmental authority which may be substituted thereof, or with any national securities exchange; and

      (t) Promptly after the commencement thereof, give the Secured Party notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Debtor, which, if determined adversely to the Debtor, could have a material adverse effect on the financial condition, properties or operations of Debtor; and

      (u) At any reasonable time and from time to time, permit the Secured Party or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Debtor, and to discuss the affairs, finances, and Accounts of the Debtor with any of its officers, directors and accountants; and

      (v) Give Secured Party written notice thirty (30) days prior to any change in Debtor's name, mailing address, principal place of business, chief executive office, or location of the Collateral or Debtor's books and records. Debtor further agrees to advise Secured Party promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which would have a material adverse effect on the value of the Collateral or on the lien and security interest granted to Secured Party herein; and

      (w) Cause its compliance with all present and future environmental laws, rules and regulations pertaining to Debtor, any real property owned or occupied by Debtor, or its business, or the production, disposition or use of the Collateral, and voluntarily to clean up all hazardous materials released, discharged, stored or discharged upon their discovery and to be fully liable to the Secured Party for all costs and expenses incurred by the Secured Party arising from such environmental hazards and wastes; and

      (x) That except for Inventory sold in the ordinary course of Debtor's business [or except as permitted under Section 8 (f) hereof], Debtor shall not sell, offer to sell, assign, encumber, transfer, or dispose of the Collateral, or any portion thereof and all proceeds of the sale of Inventory shall be held for the account of Secured Party; and

      (y) Provide Secured Party from time to time, promptly upon request of Secured Party, with a comprehensive updated list of all Account Debtors of Debtor, including their current addresses and telephone numbers; and

      (z) Promptly, upon the Debtor's learning thereof, (a) inform the Secured Party in writing, of any material delay in Debtor's performance of any of its obligations to any Account Debtor; (b) furnish to and inform the Secured Party of all material adverse information relating to the financial condition of any Account Debtor; and (c) notify the Secured Party in writing if any of its then existing Inventory with respect to which the Secured Party has made an advance is no longer Eligible Inventory; and

      (aa) As soon as possible, and in any event within ten (10) days after Debtor knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a plan of Debtor subject to ERISA, and the regulations promulgated thereunder, or to appoint a Trustee to administer such plan, or to impose withdrawal liability against Debtor, Debtor will notify the Lender in writing setting forth all relevant details and the action which Debtor proposes to take with respect thereto; and

      (bb) Pay Secured Party forthwith any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or expended by Secured Party in the collection or attempted collection of the Collateral and in protecting the Collateral and/or Secured Party's security interest therein, and enforcing the obligations of Debtor and the rights of Secured Party hereunder.

8. Negative Covenants. Debtor agrees that until the Liabilities shall have been paid in full and the Secured Party's security interest in the Collateral terminated, Debtor will not:

      (a) Store any assets with any third party against whom or with respect to which location, the Secured Party has not filed such UCC-1 financing statements and taken all other actions as Secured Party deems necessary to preserve its security interest in such assets unless Debtor gives Secured Party at least thirty (30) days prior written notice thereof; or

      (b) Change its corporate name or adopt any fictitious or trade name unless Debtor gives Secured Party at least thirty (30) days prior written notice thereof; or

      (c) Grant, assign, pledge, hypothecate, create or permit to exist, any lien on or security interest in any Collateral to or in favor of anyone other than Secured Party (and the holders of the Permitted Liens), or sell, transfer, lease, convey or otherwise dispose of any Collateral (except for sale of Inventory consisting of finished goods in the ordinary course of business); or

      (d) Wind up, liquidate, or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of it assets (whether now owned or hereafter acquired) to any Person, or enter in the sale of any capital stock of Debtor.

As used in this agreement, the term "Person" shall mean an individual, partnership, corporation (including, without limitation, any affiliate or subsidiary of Debtor), business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature; or

      (e) Hereafter, suffer any judgment for money in excess of $10,000.00 be entered and not discharged, stayed or appealed with a supersedeas bond within a period of thirty (30) days; or

      (f) Sell, lease, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of subsidiaries, receivables, and leasehold interests), except for Inventory (finished goods) disposed of in the ordinary course of business, and sales of obsolete, worn out or unusable tangible personal property which is concurrently replaced with similar personal property at least equal in value, quality and condition to that sold, and owned by Debtor free and clear of all liens, claims and encumbrances except the security interest of the Secured Party and the Permitted Liens; or

      (g) Create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except leases that do not in the aggregate require the Debtor to make payments (including taxes, insurance, maintenance, and similar expenses required to be paid under the leases) in any fiscal year of Debtor in excess of $_____________; or

      (h) Permit any change in the ownership of the shares of Debtor which shall result in a change of control of the Debtor; or

      (i) Make loans to one or more Persons which in the aggregate exceed $5,000.00 outstanding at any time (including, without limitation, any officer, shareholder, director or employee of Debtor except for temporary advances and reimbursements to such officers and employees for necessary expenses incurred in the ordinary course of business) or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in (except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized national standing or certificates of deposit in insured financial institutions) or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person; or

      (j) Sell the business or substantially all of the assets of Debtor; or

      (k) Declare or pay any dividends in any fiscal year, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its shareholders as such, whether in cash, assets, or in obligations of the Debtor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or

      (l) Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause any Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or

      (m) Install, use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any premises owned, occupied or controlled by Debtor (the "Premises"), nor transport to or from the Premises, any hazardous or toxic substances, materials or wastes nor allow any other person or entity to do so, except in full compliance with any and all applicable environmental laws, rules and regulations; or

      (n) Debtor shall not directly or indirectly use any part of the proceeds of the loans being made hereunder for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or is inconsistent with, Regulation X of said Board of Governors.

9. Additional Financing Statements and Documents. The Debtor shall execute and deliver to Secured Party, concurrently with the execution of this Agreement, and at any time or times thereafter at the reasonable request of Secured Party, all financing statements and other documents (and pay the cost of filing and recording the same in all public offices deemed necessary by the Secured Party) as the Secured Party may request, in a form reasonably satisfactory to the Secured Party, to perfect and keep perfected the security interest in the Collateral granted by the Debtor to the Secured Party or to otherwise protect and preserve the Collateral and the Secured Party's security interest therein. Should the Debtor fail to do so, the Secured Party is authorized to sign any such financing statements as Debtor's agent. The Debtor further agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

10. Audits. Secured Party shall make any and all audits and investigations which it deems necessary in connection with the Collateral. For the purposes of this Agreement, Secured Party shall have free and ready access at all times to the books of account, records, papers and documents of Debtor. Debtor agrees to pay Secured Party's auditing fees which shall be billed at $750 per auditor per day, plus transportation and out-of-pocket expenses.

11. Expenditures of Secured Party to Preserve or Protect Collateral. If not discharged or paid when due, Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including, without limitation, all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Secured Party may also (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Secured Party for such purposes will then bear interest at the default rate charged under the Revolving Note from the date incurred or paid by Secured Party to the date of repayment by

Debtor. All such expenses shall automatically become a part of the Liabilities secured hereby, and, at Secured Party's option, will be payable on demand.

12. Appointment of Attorney-In-Fact. The Debtor hereby constitutes Secured Party or its designee, as Debtor's attorney-in-fact, with full power to demand payment of all Accounts; to enforce payment of all Accounts by legal proceedings or otherwise; to exercise all of the Debtor's rights and remedies with respect to proceedings brought to collect on the Accounts; to sell or assign any Accounts; to settle, adjust, compromise, extend, renew, discharge or release any Accounts; to have access to any lock box or postal box into which any of Debtor's mail is deposited and to receive, open and dispose of all mail addressed to Debtor; to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate; to endorse the name of Debtor upon any notes, acceptances, checks, drafts, money orders or other evidence of payment or Collateral that may come into Secured Party's possession; to sign Debtor's name on any invoice or bill of lading relating to any Collateral, on draft against debtors, assignments and verifications of Collateral, notices to debtors and claims in bankruptcy or other proceedings; to send verifications of Collateral to any debtor; and to do all other acts and things necessary in Secured Party's sole discretion to carry out this Agreement and fulfill Debtor's obligations hereunder. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgement or mistake of fact or law. This power, being coupled with an interest, is irrevocable while any Liabilities shall remain unpaid.

13. Default and Remedies. The Revolving Note and any and all other Liabilities shall, at the option of Secured Party and notwithstanding any maturity to the contrary, become immediately due and payable, without notice or demand, upon the occurrence of any of the following events of default (an "Event of Default"):

      (a) Debtor shall default in the payment, when due, of any of the Liabilities, including, without limitation, any principal of or interest on the Revolving Note or any other sum payable by the Debtor to the Secured Party; or

      (b) Debtor shall default in the due observance or performance of any other term, covenant, condition, obligation or representation contained herein or in any loan document or instrument executed by Debtor in connection with the Liabilities; or

      (c) Any statement, warranty, or representation made by the Debtor in this Agreement or in any other agreement, document, instrument, request, report, schedule or certificate executed by Debtor shall prove to have been incorrect, incomplete or misleading in any material respect on the date when made; or

      (d) Filing of a petition in bankruptcy by or against Debtor, or institution of any proceeding by Debtor for corporate reorganization, readjustment, or similar arrangement under any insolvency statute, filing of any proceeding by or against Debtor for appointment of a receiver, trustee or liquidator of it, or all or any substantial part of its assets or properties, filing of a petition for dissolution or liquidation of Debtor, or making by Debtor of an assignment for the benefit of creditors, or filing or imposition of any tax lien against the Collateral or property of

Debtor, or Debtor admits in writing its inability to pay its debts as they become due, or Debtor ceases doing business as a going concern; or

      (e) The Secured Party, in good faith, deems itself reasonably insecure for any reason due to any material adverse change in the business, assets or liabilities, financial condition, results of operations or business prospects of Debtor; or

      (f) There shall occur any uninsured damage to or loss, theft, or destruction of any of the Collateral securing the Liabilities exceeding $l0,000.00; or

      or distress warrant, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or an application is made by the Debtor or any other person or entity for the appointment of a receiver, trustee, or custodian for such Collateral; or

      (h) A notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Debtor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon all or any portion of Debtor's assets; or

      (i) Creation by the Debtor of a security interest in any Collateral now existing or hereafter acquired by Debtor in favor of any person other than the Secured Party and the holders of the Permitted Liens; or

      (j) The Debtor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business affairs; or

      (k) Any judgment or order requiring the payment of money exceeding $10,000.00 shall be rendered against the Debtor and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided, however, this subparagraph shall not apply to any judgment for which the Debtor is fully insured, and with respect to which the insurer has admitted liability in writing; or

      (l) This Security Agreement shall at any time after its execution and delivery and for any reason cease (i) to create a valid and perfected first priority security interest in all Accounts and Inventory, or a valid and perfected security interest in all other Collateral; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by the Debtor or Debtor shall deny it has any further liability or obligation hereunder, or the Debtor shall fail to perform any of its obligations hereunder; or

      (m) Any proceeding shall be commenced or filing made under applicable law by any stockholder, officer or director of Debtor to dissolve or liquidate the Debtor; any order, judgment or decree shall be entered against Debtor decreeing its involuntary dissolution or split up; or Debtor shall otherwise dissolve or cease to exist; or

      (n) A default shall occur under the Factoring Agreement of even date herewith between Debtor and Secured Party, and such default shall not be cured within the applicable grace period, if any; or

      (o) A default shall occur under any note, security agreement, loan agreement or any other document executed by Debtor in favor of DGJ, L.L.C., and such default shall not be cured within the applicable grace period, if any; or

      (p) Debtor is in default in respect of any other indebtedness of the Debtor to any other lender or creditor exceeding $10,000.00 in amount.

In the event any Event of Default has occurred, the Secured Party may: (i) immediately cease making any further advances under the Revolving Loan and/or
(ii) declare the Liabilities, including, without limitation, all principal of and interest accrued on the Revolving Note and all other indebtedness due to the Secured Party, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, notwithstanding the maturity date or dates expressed in any evidence thereof. Debtor waives presentment and protest of any instruments and notice thereof, notice of default and all other notices to which Debtor might otherwise be entitled except as specifically provided herein. The Secured Party may pursue any and all remedies available to it hereunder, and under all other loan documents, including, but not limited to, the remedies available to a Secured Party under the Uniform Commercial Code, or any other applicable law. The Secured Party may require Debtor to make the Collateral and the records pertaining to the Collateral available to the Secured Party at a place designated by the Secured Party which is reasonably convenient or may take possession of the Collateral and the records pertaining thereto without the use of any judicial process and without any prior notice thereof to Debtor. Except as otherwise provided by law, the Secured Party may, at its option, and in its sole discretion, sell the Collateral at public or private sale upon such terms and conditions as the Secured Party may reasonably deem proper (and the Secured Party may purchase the Collateral at any such sale) and apply the net proceeds, after deducting all reasonable costs, expenses and attorneys' fees incurred at any time in the collection of the Liabilities and in the protection and sale of the Collateral, to the payment of the Liabilities. Debtor and the Guarantors shall remain liable for any deficiency remaining after such application. In addition to all other sums due the Secured Party, the Debtor shall pay the Secured Party all costs and expenses incurred by the Secured Party, including a reasonable allowance for attorneys' fees and court costs, to obtain, liquidate and/or enforce payment of the Collateral or the Liabilities, or in the prosecution or defense of any action or proceeding either against the Secured Party or against Debtor concerning any matter arising out of or connected with the Collateral, this Agreement, or the Liabilities.

In addition to any other rights or remedies available to Secured Party hereunder or under applicable law, after an Event of Default shall have occurred hereunder:

      (a) Secured Party shall have the right to notify all Account Debtors and obligors on the Collateral to make payments to Secured Party whether or not Debtor was theretofore making collections on the Collateral. Secured Party may proceed to collect from the Accounts Debtors and obligors and apply collections on the Liabilities (first to interest, then to principal) after first deducting all costs, expenses and reasonable attorneys' fees incurred by Secured Party; and,

      (b) Secured Party shall have the right to take control of all proceeds of the Collateral and to take possession of all proceeds, returned and repossessed goods and all goods covered by documents of title, with or without legal process, and without notice or demand; and,

      (c) Secured Party may reduce its claims, notes, and instruments to judgment or otherwise enforce this Security Agreement and all debts and obligations of Debtor by any available judicial or statutory procedure.

The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies all of which shall be cumulative. It is expressly agreed by Debtor that the requirements of reasonable notice shall be met if notice is mailed to Debtor at the address of Debtor shown herein [or to such other address that Debtor may hereafter designate to Secured Party in writing, provided such address change notice is sent by Debtor to Secured Party by certified mail, return receipt requested at least twenty (20) days prior to the applicable Event of Default] not less than ten (l0) days prior to the sale or other disposition of the Collateral.

Debtor agrees to pay Secured Party interest on all costs and expenses (including legal fees and expenses) incurred by Secured Party in connection with this Agreement (including, without limitation, costs and expenses incurred by Secured Party in the collection of the Liabilities and/or any other obligation or indebtedness secured hereby, the protection and defense of the Collateral or Secured Party's security interest therein, the sale or other disposition of the Collateral, and all other costs and expenses, of every kind whatsoever, incurred by Secured Party as a result of any Event of Default hereunder) from the date such costs and expenses are paid by Secured Party to the date Debtor reimburses Secured Party therefor, calculated at the default rate set forth in the Revolving Note.

To the extent that the Liabilities are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm or corporation, then Secured Party shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies Secured Party shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of Secured Party's rights hereunder.

To the extent that Debtor makes a payment or payments to Secured Party or Secured Party receives any payment or proceeds of the Collateral for Debtor's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Liabilities or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by Secured Party.

The Secured Party's failure at any time or times hereafter to require strict performance by the Debtor of any provision of this Security Agreement shall not waive, affect or diminish any right of the Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Secured Party of a default by the Debtor under this Security

Agreement shall not suspend, waive or affect any other default by Debtor under this Security Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Debtor contained in this Security Agreement and no default by the Debtor hereunder shall be deemed to have been suspended or waived by the Secured Party unless such suspension or waiver is in writing signed by an officer of the Secured Party and directed to the Debtor specifying such suspension or waiver.

14. Miscellaneous:

      (a) Debtor agrees to indemnify, pay and hold the Secured Party and its officers, directors, employees, agents and affiliates (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, or other agreements or documents executed and delivered by Debtor in connection herewith or therewith, or the Liabilities (collectively, the "Indemnified Liabilities"); provided, however, that the Debtor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from gross negligence or willful misconduct of that Indemnitee.

      (b) This Agreement, together with the Revolving Note and related loan documents executed in connection with the loans secured hereby, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      (c) The Revolving Loan extended hereunder shall remain in full force and effect for a minimum period of six (6) months and shall continue thereafter for successive six (6) months unless terminated by a party (on the expiration of any such six month period) by giving the other party thirty (30) days prior written notice. Notwithstanding the foregoing sentence, the Secured Party may, in the exercise of its rights and remedies upon an Event of Default hereunder, or upon demand, terminate the Revolving Loan at any time. Debtor agrees that on the date of termination, it shall pay to Secured Party and discharge all Liabilities.

Once Debtor shall give the Secured Party written notice of Debtor's intent to terminate the Revolving Loan in accordance with the terms of the foregoing paragraph, no further advances will be made under the Revolving Loan on or after the date of termination.

Should Debtor receive a final commitment in writing from a bona fide third party experienced in inventory loans to replace the Revolving Loan, Debtor grants Secured Party the unilateral right to renegotiate the terms of this Agreement to meet the terms outlined in the written commitment from such third party.

      (d) All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or two
(2) business days after mailing by United States certified mail, return receipt requested, first class mail, postage prepaid, addressed to the parties hereto at their addresses hereinbefore set forth or to such other and different address as Debtor or Secured Party may designate pursuant to a written notice sent in accordance with the provisions hereof.

      (e) Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid pursuant to applicable law; provided, however, that if any part hereof shall be prohibited by or invalid thereunder, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Security Agreement.

      (f) The captions and headings of the various sections used in this Agreement are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

      (g) This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors and assigns, except that Debtor may not assign this Agreement, without the prior written consent of the Secured Party.

      (h) ANY DISPUTE AMONG THE SECURED PARTY AND DEBTOR, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

      (i) EXCEPT AS PROVIDED IN SUBSECTION (j) BELOW, THE SECURED PARTY AND DEBTOR AGREE THAT, ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS. DEBTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

      (j) DEBTOR AGREES THAT THE SECURED PARTY SHALL HAVE THE RIGHT TO PROCEED AGAINST DEBTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE SECURED PARTY TO OBTAIN A JUDGMENT AGAINST THE DEBTOR OR TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY. DEBTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF

THE COURT IN WHICH THE SECURED PARTY HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH.

      (k) DEBTOR AND THE SECURED PARTY EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE SECURED PARTY AND DEBTOR OR ANY OF ITS SUBSIDIARIES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      (l) DEBTOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS, FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL, OR OTHER SECURITY FOR THE LIABILITIES. DEBTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE SECURED PARTY IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE LIABILITIES TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE SECURED PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR INSTRUMENT NOW OR HEREAFTER EXECUTED IN CONNECTION WITH ANY OF THE LIABILITIES.

      (m) DEBTOR REPRESENTS TO THE SECURED PARTY THAT IT HAS DISCUSSED THIS AGREEMENT WITH ITS LAWYER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 27th day of January, 1999.

BPI PACKAGING TECHNOLOGIES, INC.             FRANKLIN CAPITAL CORPORATION,
Debtor                                       Secured Party


By:    /s/ C. Jill Beresford                 By:    /s/ Gary Edichen
       ---------------------                        ----------------


Title: Chairman & Chief Executive Officer    Title: President
       ----------------------------------           ---------

                         EXHIBIT A TO SECURITY AGREEMENT

List of all present trade and fictitious names of Debtor:

List of all former trade, fictitious and corporate names of Debtor:

                         EXHIBIT B TO SECURITY AGREEMENT

List of all locations of Inventory, Equipment and other tangible personal property of Debtor:

Chief Executive Office:

455 Somerset Avenue
North Dighton, Massachusetts 02764

Other Locations:

                         EXHIBIT C TO SECURITY AGREEMENT

                                 PERMITTED LIENS

1. Fina Oil and Chemical Company ("Fina") shall maintain a subordinate security interest in the Collateral pursuant to Settlement Agreement dated January 27, 1999 between Fina and Debtor.

2. Equistar Chemicals LP ("Equistar") shall maintain a subordinate security interest in the Collateral pursuant to Subordination Agreement dated January 27, 1999 by and among Equistar, Debtor, Secured Party and DGJ, L.L.C. ("DGJ").

3. DGJ, L.L.C. shall maintain a subordinate security interest in a portion of the Collateral and a senior security interest in a portion of the Collateral, all as more fully set forth in that certain Intercreditor Agreement dated January 27, 1999 by and among, DGJ, Secured Party and Debtor.